Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

Delaware Trust Company

(Exact name of trustee as specified in its charter)

Delaware	51-0011500
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

251 Little Falls Drive Wilmington, Delaware	19808
(Address of principal executive offices)	(Zip code)

Corporation Service Company

251 Little Falls Drive

Wilmington, Delaware

(800) 927-9801

(Name, address and telephone number of agent for service)

HCA Healthcare, Inc.

(Exact name of obligor as specified in its charter)

Delaware	8062	27-3865930
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

HCA Inc.

(Exact name of obligor as specified in its charter)

Delaware	8062	75-2497104
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Park Plaza Nashville, Tennessee 37203 (615) 344-9551		John M. Franck II, Esq. Vice President – Legal and Corporate Secretary HCA Healthcare Inc. One Park Plaza Nashville, Tennessee 37203 (615) 344-9551
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)		(Name, address, including zip code, and telephone number, including area code, of agent for service)

$1,000,000,000 3 1/8% Senior Notes due 2027

$500,000,000 3 3/8% Senior Notes due 2029

$2,000,000,000 3 5/8% Senior Notes due 2032

$500,000,000 4 3/8% Senior Notes due 2042

$2,000,000,000 4 5/8% Senior Notes due 2052

(Title of the indenture securities)

Item 1.	General Information.

Furnish the following information as to the trustee:

(a)   Name and address of each examining or supervising authority to which it is subject.

Office of the State Banking Commissioner

State of Delaware

555 East Loockerman Street

Dover, DE 19901

(b)  Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation. None with respect to the trustee.

Items 3-14.

No responses are included for Items 3–14 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee.

Not applicable.

Item 16.	List of Exhibits

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect as contained in the Certificate of Incorporation. *

Exhibit 2.	A copy of the Certificate of Incorporation. *

Exhibit 3.	See Exhibit 2.

Exhibit 4.	A copy of by-laws of the trustee as now in effect. *

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to Exhibit 25.1 to the registration statement on S-1, Registration Number 333-225797 filed on June 21, 2018.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Delaware Trust Company, a non-depository trust company and corporation duly organized and existing under the laws of Delaware, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 25th Day of May 2023.

DELAWARE TRUST COMPANY

/s/ Lici Zhu
Name: Lici Zhu
Title: Assistant Vice President

EXHIBIT 6

May 25th, 2023

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

DELAWARE TRUST COMPANY

/s/ Lici Zhu
Name: Lici Zhu
Title: Assistant Vice President

EXHIBIT 7

Report of Condition of

Delaware Trust Company

of 251 Little Falls Drive, Wilmington, Delaware 19808

at the close of business September 30, 2022, filed in accordance with 5 Del. Laws, c.9, §904

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin
Interest-bearing balances	2,320
Securities:
Held-to-maturity securities
Available-for-sale securities
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices
Securities purchased under agreements to resell
Loans and lease financing receivables:
Loans and leases held for sale
Loans and leases, net of unearned income
LESS: Allowance for loan and lease losses
Loans and leases, net of unearned income and allowance	0
Trading Assets
Premises and fixed assets (including capitalized leases)	205
Other real estate owned
Investments in unconsolidated subsidiaries and associated companies
Direct and indirect investments in real estate ventures
Intangible assets
Goodwill
Other intangible assets	1,162
Other assets	109,401
Total assets	113,087

Dollar Amounts In Thousands
LIABILITIES
Deposits:
In domestic offices
Noninterest-bearing
Interest-bearing
In foreign offices, Edge and Agreement subsidiaries, and IBFs
Noninterest-bearing
Interest-bearing
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices
Securities sold under agreements to repurchase
Trading liabilities
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)
Subordinated notes and debentures
Other liabilities	4,248
Total liabilities	4,248
EQUITY CAPITAL
Perpetual preferred stock and related surplus
Common stock	500
Surplus (exclude all surplus related to preferred stock)	106,142
Retained earnings	2,197
Accumulated other comprehensive income
Other equity capital components
Total institution equity capital	108,839
Noncontrolling (minority) interests in consolidated subsidiaries
Total equity capital
108,839
Total liabilities, and equity capital	113,087

I, Amanda Albert, Controller of the above-named State Non-Depository Trust Company, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate State regulatory authority and is true to the best of my knowledge and belief.

/s/ Amanda Albert
Amanda Albert
Controller

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate State regulatory authority and is true and correct.

/s/ Rodman Ward	/s/ John Hebert
Rodman Ward	John Hebert